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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52277 and 333-56571) and Form S-3 (No. 333-88931) of Progenics Pharmaceuticals, Inc. of our report date February 11, 2000 relating to the financial statements of Progenics Pharmaceuticals, Inc., which appears in this Form 10-K.

                                                      PricewaterhouseCoopers LLP

New York, New York
March 29, 2000